UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2019, at a special meeting of the Board of Directors (the “Board”) of Shiloh Industries, Inc., a Delaware corporation (the “Company”), the Board voted to increase the number of authorized directors from eight to nine and the number of Class II directors from two to three and appointed Gena C. Lovett to the Board to fill the vacancy, effective as of August 12, 2019. Ms. Lovett will stand for election at the Company’s 2022 Annual Meeting of Stockholders.  The Board is currently evaluating the Committees of the Board to which Ms. Lovett may be appointed.

The Board has determined that Ms. Lovett meets all applicable requirements to serve on the Board, including those set forth in the Company’s Governance Guidelines.

Ms. Lovett, 56, was most recently employed as Vice President of Operations, Defense, Space and Security of The Boeing Company from July 2015 to June 2019. Ms. Lovett previously served as the Chief Diversity Officer of ALCOA, Inc. (“ALCOA”) from January 2012 through June 2015. She also served as Director of Manufacturing, Forgings of ALCOA from July 2007 through December 2011. Prior to that, Ms. Lovett was a plant manager at Ford Motor Company, where she was employed in various supervisory and management positions from April 1992 to June 2007. Ms. Lovett is pursuing a Ph.D. in Values Driven Leadership from Benedictine University, and has both a Master’s in Business Administration from Baker Center for Graduate Studies and a bachelor’s degree from The Ohio State University.

There was no understanding or arrangement between Ms. Lovett and any other person pursuant to which Ms. Lovett was appointed as a director. There are no family relationships between Ms. Lovett and any member of the Board or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, Ms. Lovett will enter into an indemnification agreement in the same form as the indemnification agreements entered into with all other members of the Board and be compensated in accordance with the Company’s non-employee director compensation program. For a description of the indemnification agreement, see the Company’s Current Report on Form 8-K filed on September 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Ramzi Hermiz
Name: Ramzi Hermiz
Title: Chief Executive Officer

Date: August 15, 2019